Exhibit 10.99

TRANSFER AGREEMENT

between

COMENITY CAPITAL CREDIT COMPANY, LLC,

Transferor

and

COMENITY CAPITAL ASSET SECURITIZATION TRUST,

Issuer,

Dated as of June 17, 2022

THIS TRANSFER AGREEMENT, dated as of June 17, 2022 (this “Agreement”), by and between COMENITY CAPITAL CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor, and COMENITY CAPITAL ASSET SECURITIZATION TRUST, a statutory trust organized under the laws of the State of Delaware, as Issuer.

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Enhancement Provider to the extent provided herein, in the Indenture and in any Indenture Supplement:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to the Master Indenture, dated as of the date hereof, between Comenity Capital Asset Securitization Trust and U.S. Bank Trust Company, National Association.

Section 1.2    Other Definitional Provisions. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the State of New York and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person’s successors and assigns; (j) references to any agreement refer to that agreement as amended, supplemented or otherwise modified form time to time; and (k) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.1    Conveyance of Receivables. i) By execution of this Agreement, Transferor does hereby transfer, assign, set over and otherwise convey to Issuer, without recourse except as provided herein, all its right, title and interest in, to and under (i) the Receivables existing at the [opening] of business on the Addition Cut Off Date, with respect to Supplemental Accounts, or the Addition Date, with respect to Automatic Additional Accounts, as applicable, and thereafter created from time to time until the termination of the Issuer, all Collections allocable to Issuer as provided herein and the right to any Enhancement with respect to any Series, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto and (ii) without limiting the generality of the foregoing or the following, all of Transferor’s right, title and interest in and under the Receivables Purchase Agreement, including the right to receive from the RPA Seller payments made by any Merchant under any Account Processing Agreement on account of amounts received by such Merchant in payment of Receivables (“In-Store Payments”) and all proceeds of such rights. Such property, together with all monies and other property credited to the Collection Account, the Series Accounts and the Excess Funding Account (including any subaccounts of any such account) and the rights of Issuer under this Agreement and the Trust Agreement shall constitute the assets of Issuer (the “Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by Issuer, Owner Trustee, Indenture Trustee or any Noteholder of any obligation of any Account Originator, Servicer, Transferor or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants, clearance systems or insurers.

(b)    The Transferor agrees to (i) authorize, record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables and other Trust Assets conveyed by Transferor existing on the Effective Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection and priority of, the transfer and assignment of the Trust Assets to Issuer, and (ii) to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.1 consist of telephone confirmation of such filing promptly followed by delivery to Owner Trustee of a file-stamped copy) to the Owner Trustee as soon as practicable after the applicable Addition Date, in the case of Receivables arising in Supplemental Accounts and any related Automatic Additional Accounts. Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

(c)    Transferor further agrees, at its own expense, (i) on or prior to (y) the applicable Addition Date, in the case of Supplemental Accounts and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts owned by the Originator have been conveyed to Issuer pursuant to this Agreement (or conveyed to Transferor or its designee in accordance with Section 2.7, in the case of Removed Accounts) by including in such computer files the code identifying each such Account (or, in the case of Removed Accounts, either including such a code identifying the Removed Accounts only if the removal occurs prior to the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date, or deleting such code thereafter) and (ii) on or prior to the date referred to in clauses (i), (x), (y) or (z), as applicable, to deliver to Issuer an Account Schedule (provided that such Account Schedule shall be provided in respect of Automatic

Additional Accounts on or prior to the Determination Date relating to the Monthly Period during which their respective Addition Dates occur), specifying for each such Account, as of the Initial Cut Off Date, in the case of clause (i)(x), as of the Automatic Addition Termination Date, the Automatic Addition Suspension Date or Restart Date, in the case of clause (i)(y), the applicable Addition Cut Off Date, in the case of Supplemental Accounts and the Removal Date, in the case of Removed Accounts, its Account Number and, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the code referenced in clause (i) of this subsection (c) has been included with respect to any Account, Transferor further agrees not to alter such code during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, (y) a Restart Date has occurred on which Transferor starts including Automatic Additional Accounts as Accounts or (z) Transferor shall have delivered to Issuer at least 30 days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Issuer in the Receivables and the other Trust Assets to continue to be perfected with the priority required by this Agreement.

(d)    If the arrangements with respect to the Receivables hereunder shall constitute a loan and not a purchase and sale of such Receivables, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and Transferor hereby grants to Issuer, a first priority perfected security interest in all of Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and the other Trust Assets.

(e)    On or prior to each Determination Date, Transferor shall cause the Seller to notify Servicer of the Account Interchange Amount to be included as Collections of Finance Charge Receivables allocable to the Accounts with respect to the related Monthly Period. On each Transfer Date, the Transferor shall pay Servicer, or cause RPA Seller to pay to Servicer, the Account Interchange Amount and Servicer shall treat the Account Interchange Amount as Collections of Finance Charge Receivables and deposit the Account Interchange Amount into the Collection Account to the extent required by Section 5.1(l) of the Receivables Purchase Agreement and treat such amount as Collections of Finance Charge Receivables.

Section 2.2    Acceptance by Issuer.

(a)    Issuer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Issuer pursuant to Section 2.1. Owner Trustee shall maintain a copy of each Account Schedule, as delivered to it from time to time, at its Corporate Trust Office.

(b)    The Owner Trustee hereby agrees: (a) not to disclose to any Person any Account Numbers or any other information contained in any Account Schedule, or any other consumer information related to the Accounts which meets the definition of “Non-Public Personal Information” under the Gramm-Leach-Bliley Act (“GLB Act”) and its implementing regulations (the “Privacy Regulations”) (collectively, the "Consumer Information"), except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Indenture Trustee, or (ii) in connection with the performance of the Owner Trustee’s duties hereunder, (b) to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, (c) to comply with and cause its Affiliates and subcontractors to comply with the GLB Act and the Privacy Regulations (to the extent applicable to any of them) in their handling of the Consumer Information and to maintain (and cause such Affiliates and subcontractors to maintain) applicable physical, electronic and procedural safeguards that comply with the GLB Act and the Privacy Regulations (and any other similar requirements adopted by any Regulatory Authority having authority over the Owner Trustee) with respect to all Consumer Information in its possession (and in connection therewith, the Owner Trustee shall allow the Transferor or its duly authorized representatives to inspect the Owner Trustee’s policies and procedures to ensure compliance with the terms of this Section 2.2(b) as they specifically relate to this Agreement or otherwise to its activities as the Owner Trustee from time to time during normal business hours upon prior written notice), and (d) not to use any Account Schedule information or other Consumer Information for any purpose other than the transactions contemplated hereby (including, without limitation, to compete, directly or indirectly, with the Transferor, any Account Originator or their respective Affiliates, or in any manner prohibited by the GLB Act and the Privacy Regulations). The Owner Trustee shall promptly notify the Transferor of any request received by the Owner Trustee to disclose any Consumer Information, which notice shall in any event be provided no later than five (5) Business Days prior to disclosure of any such information unless the Owner Trustee is compelled pursuant to a Requirement of Law to disclose such information prior to the date that is five (5) Business Days after the giving of such notice. Nothing contained herein shall be deemed to restrict in any manner any disclosure of the tax treatment or tax structure of the transaction (as defined in Section 1.6011-4 of the Treasury Regulations or applicable state or local tax law) or any materials relating to such tax treatment and tax structure. The Owner Trustee will promptly report to, and cooperate with the Servicer, Transferor and Administrator in investigating, any security breaches, lapses or vulnerabilities that have resulted in the disclosure of Consumer Information to any Person (except for any disclosures permitted by this Section 2.2(b)). The terms of this Section 2.2(b) shall survive the termination of this Agreement.

Section 2.3    Representations and Warranties of Transferor Relating to Transferor. Transferor hereby represents and warrants to Issuer as of each Closing Date that:

(a)    Organization and Good Standing. Transferor is a limited liability company validly existing in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as presently owned and conducted, to execute, deliver and perform its obligations under each Transaction Document.

(b)    Due Qualification. Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Account Agreement or any Receivable transferred to Issuer by Transferor unenforceable by the Account Originator, Transferor, Servicer, Issuer or Indenture Trustee and would have a material adverse effect on the interests of the Holders.

(c)    Due Authorization. The execution, delivery and performance by Transferor of this Agreement and each other Transaction Document to which it is a party, and the consummation by Transferor of the transactions provided for in each Transaction Document to which it is a party have been duly authorized by Transferor by all necessary limited liability company action on the part of Transferor.

(d)    No Conflict. The execution and delivery by Transferor of each Transaction Document to which it is a party, the performance by Transferor of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment by Transferor of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Transferor is a party or by which it or any of its properties are bound.

(e)    No Violation. The execution and delivery by Transferor of each Transaction Document to which it is a party, the performance by Transferor of the transactions contemplated by the Transaction Documents and the fulfillment by Transferor of the terms thereof will not conflict with or violate any Requirements of Law applicable to Transferor.

(f)    No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Transaction Documents or the Notes, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under any Transaction Document, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Transaction Documents or the Notes or (v) seeking to affect adversely the income tax attributes of Issuer under the Federal or applicable state income or franchise tax systems.

(g)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Transferor of each Transaction Document to which the Transferor is a party, the performance by Transferor of the transactions contemplated by each Transaction Document, and the fulfillment of or terms hereof and thereof, have been obtained.

(h)    Insolvency. No Insolvency Event with respect to Transferor has occurred. Transferor did not (i) execute the Transaction Documents, (ii) grant to Issuer the security interests described in Section 2.1, (iii) cause, permit, or suffer the perfection or attachment of such a security interest, (iv) otherwise effectuate or consummate any transfer to Issuer pursuant to any Transaction Document or (v) acquire its interest in Issuer, in each case:

(A)    in contemplation of insolvency;

(B)    with a view to preferring one creditor over another or to preventing the application of its assets in the manner required by applicable law or regulations;

(C)    after committing an act of insolvency; or

(D)    with any intent to hinder, delay, or defraud itself or its creditors.

The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment by Transferor of the Receivables and other Trust Assets to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture. Upon discovery by Transferor or Owner Trustee of a breach of any of the representations and warranties set forth in this Section 2.3, the party discovering such breach shall give prompt written notice to the others and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement. Transferor agrees to cooperate with Servicer and Owner Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.3, each reference to an Indenture Supplement shall be deemed to refer only to those Indenture Supplements in effect as of the relevant Closing Date.

Section 2.4    Representations and Warranties of Transferor Relating to Transaction Documents and the Receivables.

(a)    Representations and Warranties. Transferor represents and warrants to Issuer as of the date of the Effective Date, each Closing Date, and, with respect to Supplemental Accounts, the related Addition Date that:

(i)    each Transaction Document to which the Transferor is a party constitutes and, in the case of Supplemental Accounts, the related Assignment, when executed and delivered on behalf of the Transferor, will constitute a legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws now or hereafter in effect and by general principles of equity (whether considered in a suit at law or in equity);

(ii)    as of the Effective Date, Automatic Addition Termination Date or any Automatic Addition Suspension Date and as of each subsequent Addition Date with respect to Supplemental Accounts, and as of the applicable Removal Date with respect to the Removed Accounts, the Account Schedule delivered pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such Effective Date, Automatic Addition Termination Date, such Automatic Addition Suspension Date, the related Addition Cut Off Date or such Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of such specified date;

(iii)    Transferor is the legal and beneficial owner of all right, title and interest in each Receivable and Transferor has the full right, power and authority to transfer such Receivables to Issuer, and each Receivable conveyed to Issuer by Transferor has been conveyed to Issuer free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates (other than Liens permitted under Section 2.5(b)) and in compliance, in all material respects, with all Requirements of Law applicable to Transferor;

(iv)    all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Transferor in connection with the conveyance by Transferor of the Receivables to Issuer have been duly obtained, effected or given and are in full force and effect;

(v)    this Agreement or, in the case of Supplemental Accounts, the related Assignment, upon execution and delivery on behalf of Transferor, constitutes either a valid sale, transfer and assignment to Issuer of all right, title and interest of Transferor in the Receivables and other Trust Assets conveyed to Issuer by Transferor and all monies due or to become due with respect thereto and the proceeds thereof or a grant of a security interest in such property to Issuer, which, (A) with respect to Receivables existing on the Effective Date and the proceeds thereof, is enforceable upon the Effective Date, or (B) with respect to the then existing Receivables in Supplemental Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables thereafter created and the proceeds thereof upon such creation, in each case except as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity). Upon the filing of the financing statements pursuant to Section 2.1 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, Issuer shall have a first priority perfected security interest in the Trust Assets and proceeds except for Liens permitted under Section 2.5(b);

(vi)    except as otherwise expressly provided in this Agreement, the Indenture or any Indenture Supplement, neither Transferor nor any Person claiming through or under Transferor has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Enhancement;

(vii)    on the date of its creation or, if later, the date it otherwise becomes an Automatic Additional Account, with respect to each Automatic Additional Account and, on the applicable Addition Cut Off Date, with respect to each related Supplemental Account, each such Account is an Eligible Account;

(viii)    on the date of creation of each Automatic Additional Account or, if later, the date the related account otherwise becomes an Automatic Additional Account, each Receivable contained in such Automatic Additional Account is an Eligible Receivable and, on the applicable Addition Cut Off Date, each Receivable contained in any related Supplemental Account is an Eligible Receivable; and

(ix)    as of the date of the transfer of any new Receivable to Issuer, such Receivable is an Eligible Receivable.

(b)    Notice of Breach. The representations and warranties of Transferor set forth in this Section 2.4 shall survive the transfer and assignment by Transferor of the Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture. Upon discovery by Transferor or a Responsible Officer of Owner Trustee of a breach of any of the representations and warranties by Transferor set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the others and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement. Transferor agrees to cooperate with Owner Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.4, each reference to an Indenture Supplement shall be deemed to refer only to those Indenture Supplements in effect as of the date of the relevant representations or warranties.

(c)    Reassignment of Ineligible Receivables. If (i) any representation or warranty of Transferor contained in Section 2.4(a)(ii), (iii), (iv), (ix), (x) or (xi) is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to Issuer by Transferor or any Account and as a result of such breach any Receivables in the related Account become Defaulted Receivables or Issuer’s rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to Issuer free and clear of any Lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by Indenture Trustee (at the direction of the Majority Holders)) after the earlier to occur of the discovery thereof by Transferor or receipt by Transferor or a designee of Transferor of notice thereof given by Indenture Trustee (at the direction of the Majority Holders), or (ii) it is so provided in Section 2.5(a) with respect to any Receivables transferred to Issuer by Transferor, then such Receivable shall be designated an “Ineligible Receivable” and shall be assigned a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; provided that such Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables and such Principal Receivables shall be included in determining the aggregate Principal Receivables in Issuer if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause (i), the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii), the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) Transferor shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

(d)    Price of Reassignment. On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the aggregate amount of Principal Receivables used to calculate the Transferor Amount or the Allocation Percentages applicable to any Series. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Specified Transferor Amount, Transferor shall make a deposit into the Excess Funding Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount by which the Transferor Amount would be less than the Specified Transferor Amount (up to the amount of such Principal Receivables). The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Ineligible Receivables.

The obligation of Transferor to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Issuer, Owner Trustee, the Holders (or Indenture Trustee on behalf of the Noteholders) or any Enhancement Provider.

(e)    Reassignment of Receivables in Trust Portfolio. If any representation or warranty of Transferor contained in Section 2.3(a), (b) or (c) or Section 2.4(a)(i), (vii) or (viii) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Receivables transferred to Issuer by Transferor or the availability of the proceeds thereof to Issuer, then any of Issuer, Indenture Trustee or the Majority Holders, by notice then given to Transferor and Servicer (and to Indenture Trustee if given by the Majority Holders), may direct Transferor to accept a reassignment of the Receivables transferred to Issuer by Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions Transferor shall be obligated to accept such reassignment on the terms set forth below; provided that such Receivables will not be reassigned to Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Transferor shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

Transferor shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with the Indenture and each Indenture Supplement. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Receivables.

Upon the deposit, if any, required to be made to the Collection Account as provided in this Section 2.4(e), Issuer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of Issuer in and to the applicable Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof and Interchange (if any) applicable to the related Accounts. Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of such Receivables pursuant to this Section. The obligation of Transferor to accept reassignment of any Receivables, and to make the deposits required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Issuer, Owner Trustee, the Holders (or Indenture Trustee on behalf of the Noteholders).

Section 2.5    Covenants of Transferor. Transferor hereby covenants that:

(a)    Receivables to be Accounts. Except in connection with the enforcement or collection of an Account, Transferor will take no action to cause any Receivable transferred by it to Issuer to be evidenced by any instrument and, if any such Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be deemed to be an Ineligible Receivable in accordance with Section 2.4(d) and shall be reassigned to Transferor in accordance with Section 2.4(d).

(b)    Security Interests. Except for the conveyances hereunder, Transferor will not sell, pledge, assign or transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein. Transferor will immediately notify Issuer and Indenture Trustee of the existence of any Lien on any Receivable of which Transferor has knowledge; and Transferor shall defend the right, title and interest of the Issuer and Indenture Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Transferor or RPA Seller; provided that nothing in this Section 2.5(b) shall prevent or be deemed to prohibit Transferor from suffering to exist upon any of the Receivables any Liens for taxes if such taxes shall not at the time be due and payable or if Transferor or RPA Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Notwithstanding the foregoing, nothing in this Section 2.5(b) shall be construed to prevent or be deemed to prohibit the transfer of the Transferor Interest in accordance with this Agreement and the Trust Agreement.

(c)    The Transferor Interest. Except as otherwise permitted herein and in the Trust Agreement, including in Sections 2.9 and 3.2 of this Agreement and in Section 3.4 of the Trust Agreement, Transferor agrees not to transfer, assign, exchange, participate or otherwise convey or pledge, hypothecate, rehypothecate or otherwise grant a security interest in the Transferor Interest (or any interest therein) or any Supplemental Interest (or any interest therein) and any such attempted transfer, assignment, exchange, participation, conveyance, pledge, hypothecation, rehypothecation or grant shall be void.

(d)    Delivery of Collections. If Transferor receives Collections, then Transferor agrees to pay Servicer all such Collections as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by Transferor.

(e)    Notice of Liens. Transferor shall notify Issuer, Indenture Trustee and each Enhancement Provider, if any, entitled to such notice pursuant to the relevant Indenture Supplement promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under Section 2.5(b).

(f)    Continuous Perfection. Transferor shall not change its name, type or jurisdiction or organization, or organizational identification number unless Transferor shall have delivered to Issuer at least 30 days prior written notice thereof and, no later than 30 days after making such change, shall have taken all action necessary or advisable to perfect, and maintain the perfection and priority of, the transfer of the Trust Assets to the Issuer.

(g)    Account Agreement and Account Guidelines. Transferor shall enforce the covenant in the Receivables Purchase Agreement requiring the Originator to comply with and perform its obligations under the Account Agreements relating to the Accounts and the Account Guidelines except insofar as any failure to comply or perform would not materially or adversely affect the rights of Issuer or the Holders under any Transaction Document or the Notes.

Transferor may permit the Originator to change the terms and provisions of the Account Agreements or the Account Guidelines in any respect (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and Periodic Finance Charges), but only if such change is made applicable to any comparable segment of the revolving credit card accounts owned and serviced by the Originator which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Originator and an unrelated third party or by the terms of the Account Agreements.

(h)    Receivables Purchase Agreement. Transferor, in its capacity as Purchaser of Receivables from the RPA Seller under the Receivables Purchase Agreement, shall enforce the covenants and agreements of the RPA Seller set forth in such Receivables Purchase Agreement, where a failure of the RPA Seller to comply would have an Adverse Effect.

(i)    Account Allocations. If Transferor is unable for any reason to transfer Receivables to Issuer in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 4.1 or an order by any Federal governmental agency having regulatory authority over Transferor or any court of competent jurisdiction that Transferor not transfer any additional Principal Receivables to the Issuer) then, in any such event: (A) Transferor agrees to allocate and pay to the Issuer, after the date of such inability, all Collections with respect to Principal Receivables, all Discount Option Receivables Collections, and all amounts which would have constituted Collections with respect to Principal Receivables and all Discount Option Receivables Collections but for Transferor’s inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables and the Discount Option Receivables Amount in Issuer on such date); (B) Transferor agrees to have such amounts applied as Collections in accordance with Article VIII of the Indenture; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B), Principal Receivables and Discount Option Receivables (and all amounts which would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor’s inability to transfer Receivables to the Trust) that are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article VIII of the Indenture, and all amounts that would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor’s inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables or Discount Option Receivables, as the case may be, for the purpose of calculating the applicable Allocation Percentage with respect to any Series. If Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article VIII of the Indenture. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to Issuer, or that would have been conveyed to Issuer but for the above described inability to transfer such Receivables, shall continue to be property of Issuer notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to Issuer, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article VIII of the Indenture.

(j)    [Reserved].

(k)    Notices of Certain Events. Transferor shall promptly notify each Rating Agency after Transferor obtains knowledge that: (i) any Merchant whose program gives rise to more than 10% of the Principal Receivables (measured as of the end of the most recent Monthly Period) terminates its program with CCB or (ii) Indenture Trustee gives a resignation notice pursuant to Section 6.8 of the Indenture.

(l)    [Reserved].

(m)    Amendment of the Organizational Documents. Transferor shall not amend in any material respect its certificate of formation or its limited liability company agreement without (i) satisfying the Rating Agency Condition, (ii) delivering as Officer’s Certificate regarding no material adverse effect or (iii) obtaining consent of not less than 66 2/3% of the Outstanding Amount of the Notes, in each case, as required under the limited liability company agreement.

(n)    Other Indebtedness. Except as contemplated by the Receivables Purchase Agreement, Transferor shall not incur any additional debt, unless (i) such debt is contemplated by the Transaction Documents or (ii) the Rating Agencies are provided with notice no later than the fifth Business Day prior to the incurrence of such additional debt (unless the right to such notice is waived by the Rating Agency) and the Rating Agency Condition is satisfied with respect to the incurrence of such debt.

(o)    Separate Corporate Existence. Transferor shall:

(i)    Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

(ii)    Except as provided herein, maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of Transferor, with financial institutions. The funds of Transferor shall not be diverted to any other Person or for other than the corporate use of Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of Transferor shall not be commingled with those of any other person or entity.

(iii)    Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv)    Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among entities, and each such entity shall bear its fair share of such costs. To the extent that Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Transferor and any of its Affiliates shall be only on an arm’s-length basis and shall receive the approval of Transferor’s Board of Directors including at least one Independent Director (defined below).

(v)    Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its stockholders and Affiliates. To the extent that Transferor and any of its members or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vi)    Conduct its affairs strictly in accordance with its certificate of formation and observe all necessary, appropriate and customary corporate formalities including, but not limited to, holding all regular and special directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular directors’ meetings shall be held at least annually.

(vii)    Ensure that its board of directors shall at all times include at least two Independent Directors (for purposes hereof, “Independent Director” shall mean any member of the board of directors of such Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee or shareholder of any Affiliate which is not a special purpose entity of such Transferor, (y) a director of any Affiliate of such Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).

(viii)    Ensure that decisions with respect to its business and daily operations shall be independently made by Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of Transferor) and shall not be dictated by any Affiliate of Transferor.

(ix)    Act solely in its own legal name and through its own authorized officers and agents, and, except as contemplated by the Transaction Documents, no Affiliate of Transferor shall be appointed to act as agent of Transferor. Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(x)    Ensure that none of its Affiliates shall advance funds to it, and no Affiliate of Transferor will otherwise guaranty its debts.

(xi)    Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(xii)    Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any of its Affiliates.

(xiii)    Ensure that any financial reports required of Transferor shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes identifying Transferor as a separate entity and describing the effect of the transactions between Transferor and such Affiliate.

(xiv)    Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and limited liability company agreement.

Section 2.6    Addition of Accounts.

(a)    Automatic Additional Accounts. Subject to any limitations specified in any Indenture Supplement, Automatic Additional Accounts shall be included as Accounts from and after the date upon which they are created, and all Receivables in Automatic Additional Accounts purchased by Transferor pursuant to the Receivables Purchase Agreement, whether such Receivables are then existing or thereafter created, shall be transferred automatically to Issuer upon their creation. For all purposes of this Agreement, all receivables relating to Automatic Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of “Eligible Receivable” and “Eligible Account” and other criteria specified upon designation of the applicable portfolio as an Approved Portfolio. Transferor may elect at any time to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the “Automatic Addition Termination Date”), or suspend any such inclusion as of any Business Day (an “Automatic Addition Suspension Date”) until a date (the “Restart Date”) to be notified in writing by Transferor to Issuer by delivering to Issuer, Indenture Trustee, Servicer and each Rating Agency ten days prior written notice of such election at least 10 days prior to such Automatic Addition Termination Date, Automatic Addition Suspension Date or Restart Date, as the case may be. Promptly after each of an Automatic Addition Termination Date, an Automatic Addition Suspension Date and a Restart Date, Transferor agrees to record and file at its own expense, an amendment to the financing statements referred to in Section 2.1 to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and, except in connection with any such filing made after a Restart Date, to release any security interest in any accounts created after the Automatic Addition Termination Date or Automatic Addition Suspension Date.

(b)    Required Additions of Supplemental Accounts. Subject to the third following sentence, if as of the last day of any Monthly Period, the Transferor Amount averaged over that Monthly Period is less than the Minimum Transferor Amount for that Monthly Period, Transferor shall designate additional Eligible Accounts (“Supplemental Accounts”) to be included as Accounts in a sufficient amount such that the average Transferor Amount for such Monthly Period as of the last day of such Monthly Period, computed by assuming that the amount of the Principal Receivables of such Supplemental Accounts shall be deemed to be outstanding in Issuer during each day of such Monthly Period, is at least equal to the Minimum Transferor Amount. Subject to the second following sentence, if, on the last day of any Monthly Period, the Aggregate Principal Balance is less than the Required Principal Balance, Transferor shall designate Supplemental Accounts from any Approved Portfolio to be included as Accounts in a sufficient amount such that the Aggregate Principal Balance will be equal to or greater than the Required Principal Balance. Subject to the following sentence, if on the last day of any Monthly Period, the Seller’s Interest is less than the Required Seller’s Interest, Transferor shall designate Supplemental Accounts from any Approved Portfolio to be included as Accounts in a sufficient amount such that the Aggregate Principal Balance will be equal to or greater than the Required Principal Balance. Receivables from all such Supplemental Accounts shall be transferred to Issuer on or before the tenth Business Day following the end of such Monthly Period (the “Required Designation Date”); provided that no designation of Supplemental Accounts shall be required pursuant to the preceding three sentences if the Transferor Amount would otherwise be equal to or greater than the Minimum Transferor Amount, the Aggregate Principal Balance would otherwise be equal to or greater than the Required Principal Balance and the Seller’s Interest would otherwise be equal to or greater than the Required Seller’s Interest on the Required Designation Date. In lieu of, or in addition to, designating Supplemental Accounts as required above, Transferor may convey to Issuer participations or trust certificates representing undivided legal or beneficial interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts or other revolving credit accounts owned by Transferor or any of its Affiliates and collections thereon (“Participation Interests”). Any addition of Participation Interests to Issuer (whether pursuant to this paragraph (b) or paragraph

(c) below) shall be effected by an amendment hereto, dated the applicable Addition Date, pursuant to subsection 6.1(a).

(c)    Permitted Additions. In addition to its obligation under paragraph (b), Transferor may, but shall not be obligated to, from time to time designate Supplemental Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date, so long as after giving effect to such addition no more than 20% of the Receivables, by outstanding balance, will be 30 or more days delinquent.

(d)    Certain Conditions for Additions of Supplemental Accounts and Participation Interests. Transferor agrees that any transfer of Receivables from Supplemental Accounts or Participation Interests under paragraphs (b) or (c) shall occur only upon satisfaction of the following conditions (to the extent applicable):

(i)    on or before the tenth Business Day prior to the Addition Date (the “Notice Date”), Transferor shall give Issuer, Indenture Trustee, each Rating Agency and Servicer written notice that such Supplemental Accounts or Participation Interests will be included, which notice shall specify the approximate aggregate amount of the Receivables or Participation Interests to be transferred; and, in the case of any transfer pursuant to paragraph (c), the Rating Agency Condition shall have been satisfied;

(ii)    on or before the Addition Date, Transferor shall have delivered to Issuer (with a copy to the Indenture Trustee) a written assignment (including an acceptance by Issuer) in substantially the form of Exhibit A (the “Assignment”) and the Originator shall have indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to Issuer and, within five Business Days thereafter, Transferor shall have delivered to Issuer an Account Schedule listing such Supplemental Accounts, which as of the date of such Assignment, shall be deemed incorporated into and made a part of such Assignment and this Agreement; and

(iii)    Transferor shall represent and warrant that (x) each Supplemental Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Supplemental Account is, as of the Addition Cut Off Date, an Eligible Receivable, (y) no selection procedures believed by Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the Additional Accounts from the available Eligible Accounts in an Approved Portfolio, and (z) as of the Addition Date, Transferor is not insolvent.

(e)    Additional Approved Portfolios. Transferor may from time to time designate additional portfolios of accounts (which may include any applicable defining characteristics or other screening criteria) as “Approved Portfolios” if the Rating Agency Condition is satisfied with respect to that designation (except as to any Series or Class that expressly waives this requirement in the applicable Indenture Supplement). Transferor agrees that prior to any transfer of Receivables from Automatic Additional Accounts arising in a portfolio that is designated as an Approved Portfolio pursuant to the immediately preceding sentence Transferor shall satisfy the following requirements:

(i)    on or before the Addition Date, Transferor shall have delivered to Issuer (with a copy to Indenture Trustee) a written Assignment (including an acceptance by Issuer) substantially in the form of Exhibit A (with appropriate modifications) and the Originator shall have indicated in its computer files that the Receivables created in connection with the Automatic Additional Accounts have been transferred to Issuer; and

(ii)    Transferor shall represent and warrant that (x) each Automatic Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Automatic Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the new Approved Portfolio, and (z) as of the Addition Date, Transferor is not insolvent.

Transferor may change any of the defining characteristics or other screening criteria specified for any Approved Portfolio upon five (5) Business Days’ prior written notice to Issuer, Indenture Trustee and Servicer, so long as such change is not believed by Transferor to be materially adverse to the interests of the Noteholders.

Section 2.7    Removal of Accounts.

(a)    Transferor shall have the right to require the reassignment to it or its designee of all Issuer’s right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts then owned by the Originator and designated by Transferor (the “Removed Accounts”) or Participation Interests (unless otherwise set forth in the applicable Indenture Supplement), upon satisfaction of the following conditions:

(i)    on or before the tenth Business Day immediately preceding the Removal Date (the “Removal Notice Date”) Transferor shall have given Issuer, Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement written notice of such removal and specifying the date for removal of the Removed Accounts and Participation Interests (the “Removal Date”); Transferor shall provide each Rating Agency with such additional information relating to such removal as the Rating Agency shall reasonably request;

(ii)    with respect to Removed Accounts, on or prior to the date that is three (3) Business Days after the Removal Date, Transferor shall have delivered to Issuer (with a copy to Indenture Trustee) an Account Schedule listing the Removed Accounts and specifying for each such Account, as of the Removal Notice Date, its Account Number, the aggregate amount outstanding, and the aggregate amount of Principal Receivables outstanding in such Account;

(iii)    with respect to Removed Accounts, Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii), as of the Removal Date, is true and complete in all material respects;

(iv)    Transferor shall have delivered to Indenture Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement an Officer’s Certificate, dated as of the Removal Date, to the effect that Transferor reasonably believes that (A) in the case of any removal other than an Involuntary Removal, such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any Series, (B) in the case of any Involuntary Removal, Transferor has used reasonable efforts to avoid having such removal result in an Early Amortization Event and (C) in either case, no selection procedure believed by Transferor to be materially adverse to the interests of the Noteholders has been used in removing Removed Accounts from among any pool of Accounts or Participation Interests of a similar type (it being understood that Transferor will not be deemed to have used such an adverse selection procedure in connection with any Involuntary Removal);

(v)    in the case of any removal pursuant to Section 2.7(a), the aggregate Principal Receivables in the Removed Accounts shall not result in an Asset Deficiency as measured as of the end of the most recently ended Monthly Period.

Upon satisfaction of the above conditions, Issuer shall execute and deliver to Transferor or its designee a written reassignment in substantially the form of Exhibit B (the “Reassignment”) and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of Issuer in and to the Receivables arising in the Removed Accounts or the Participation Interests, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof. In addition, Issuer shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of Receivables pursuant to this Section. Except as required by Section 2.7(b), the consideration for the reassignment of Receivables in Removed Accounts shall be a reduction in the Transferor Amount and Transferor shall not otherwise be required to pay a cash purchase price.

(b)    Transferor may from time to time designate as Removed Accounts any Accounts designated for purchase by a Merchant pursuant to the terms of the related Account Processing Agreement (an “Involuntary Removal”). Any repurchase of the Receivables in Removed Accounts designated pursuant to this Section 2.7(b) shall be effected by satisfying the requirements of clauses (i) through (iv) in Section 2.7(a) and at a price equal to the amount by which the Transferor Amount would be less than the Specified Transferor Amount after giving effect to such reassignment (up to the amount of such Principal Receivables in the Removed Accounts). Amounts deposited in the Collection Account in connection therewith shall be deemed to be Collections of Principal Receivables and shall be applied in accordance with the terms of Article VIII of the Indenture and each Indenture Supplement.

(c)    Treatment of Defaulted Receivables. On the date when any Receivable in an Account becomes a Defaulted Receivable, the Trust shall automatically and without further action be deemed to transfer, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Defaulted Receivables and related Finance Charge Receivables in such Account, all monies and amounts due or to become due with respect thereto and all proceeds thereof. For the avoidance of doubt, the Transferor shall not be required to transfer or cause to be transferred to the Issuer any Recoveries, including any proceeds received by the Transferor from the sale of Defaulted Receivables.

Section 2.8    Discount Option. ii) Transferor shall have the option to designate at any time a fixed or floating percentage (the “Discount Percentage”) of the amount of Receivables arising in the Accounts on or after the date such designation becomes effective that would otherwise constitute Principal Receivables (prior to subtracting from Principal Receivables, Finance Charge Receivables that are Discount Option Receivables) to be treated as Finance Charge Receivables. Transferor may from time to time increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. Transferor must provide 5 days’ prior written notice to Servicer, Issuer, Indenture Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination shall become effective on the date specified therein only if Transferor has delivered to Indenture Trustee an Officer’s Certificate to the effect that, based on the facts known to such officer at the time, Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event, or an event which with notice or the lapse of time would constitute an Early Amortization Event, to occur with respect to any Series.

(b)    On each Date of Processing after the date on which Transferor’s exercise of its discount option takes effect, Transferor shall treat Discount Option Receivables Collections as Collections of Finance Charge Receivables.

Section 2.9    Additional Transferors. Transferor may designate additional or substitute Persons to be included as Transferors under this Agreement by an amendment to this Agreement (which amendment shall be subject to Section 6.1, any applicable restrictions in the Indenture Supplement for any outstanding Series and satisfaction of the Rating Agency Condition) and in connection with such designation, the initial Transferor shall transfer a portion of the Transferor Interest to such additional Transferor reflecting such additional Transferor’s interest in the Transferor Interest; provided that prior to any such designation and issuance the conditions set forth in Section 3.4(b) of Trust Agreement shall have been satisfied with respect to a transfer of Transferor’s Interest.

Section 2.10    Additional Account Originators. Transferor may designate additional Persons as Account Originators under this Agreement by an amendment to this Agreement (which amendment shall be subject to Section 6.1, satisfaction of the Rating Agency Condition and any applicable restrictions in the Indenture Supplement for any outstanding Series).

Section 2.11    Perfection Representations and Warranties. The parties hereto agree that the Perfection Representations and Warranties shall be a part of this Agreement for all purposes. For purposes of the Perfection Representations and Warranties, this Agreement shall be the “Specified Agreement”, the Transferor shall be the “Debtor” and the Issuer shall be the “Secured Party”.

ARTICLE III

OTHER MATTERS RELATING TO TRANSFEROR

Section 3.1    Liability of Transferor. Transferor shall be liable in accordance herewith to the extent, and only to the extent, of the obligations specifically undertaken by it in its capacity as Transferor hereunder.

Section 3.2    Merger or Consolidation of, or Assumption of the Obligations of, Transferor etc.

(a)    Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i)    the Person formed by such consolidation or into which Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, an entity organized and existing under the laws of the United States of America or any state therein or the District of Columbia, and, if Transferor is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner, in form reasonably satisfactory to Owner Trustee, the performance of every covenant and obligation of Transferor hereunder;

(ii)    Transferor has delivered to Indenture Trustee (A) an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(iii)    Transferor shall have delivered to Indenture Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto, and an opinion as to the attachment, perfection and priority of the security interest of the Transferor in the Receivables in the Accounts;

(iv)    in connection with any merger or consolidation, or any conveyance or transfer referred to above, the business entity into which Transferor shall merge or consolidate, or to which such conveyance or transfer is made, shall be (x) a business entity that may not become a debtor in any case, action or other proceeding under Title 11 of the United States Code or (y) a special-purpose entity, the powers and activities of which shall be limited to the performance of Transferor’s obligations under this Agreement and the other Transaction Documents; and

(v)    if Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the transfer of the Trust Assets to the Issuer.

(b)    This Section 3.2 shall not be construed to prohibit or in any way limit Transferor’s ability to effectuate any consolidation or merger pursuant to which Transferor would be the surviving entity.

(c)    Transferor shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this Section 3.2.

(d)    The obligations of Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of Transferor hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs or (ii) Section 2.9 of this Agreement or Section 3.4 of the Trust Agreement.

Section 3.3    Limitation on Liability of Transferor. Subject to Section 3.1, neither Transferor, any Holder of the Transferor Interest nor any of the directors, officers, employees or agents of Transferor or any Holder of the Transferor Interest acting in such capacities shall be under any liability to Issuer, Owner Trustee, the Holders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as Transferor pursuant to this Agreement; provided that this provision shall not protect Transferor, any Holder of the Transferor Interest or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Transferor and any director, officer, employee or agent of Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than Transferor) respecting any matters arising hereunder.

Section 3.4    Compliance with the FDIC Rule.

(a)    Each of Transferor and Issuer acknowledges and agrees that the purpose of this Section 3.4 is to comply with the provisions of the FDIC Rule and FDIC Rule Interpretations.

(b)    Schedule 3.4 is expressly incorporated in this Agreement. Each of Transferor and Issuer agree to perform their respective obligations set forth in Schedule 3.4.

(c)    In the event that CCB becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule to Transferor or Issuer, the party receiving such notice shall promptly deliver such notice to the other party, with a copy to Indenture Trustee.

ARTICLE IV

INSOLVENCY EVENTS

Section 4.1    Rights upon the Occurrence of an Insolvency Event. If an Insolvency Event occurs with respect to Transferor or any Holder of the Transferor Interest (excluding any Supplemental Interest), Transferor shall on the day any such event occurs, immediately cease to transfer Principal Receivables, or interests in Principal Receivables represented by any Participation Interests to Issuer and shall promptly give notice to Indenture Trustee, Owner Trustee and the Rating Agencies thereof. Notwithstanding any cessation of the transfer to Issuer of additional Principal Receivables or any Participation Interests, Principal Receivables or any Participation Interests transferred to Issuer prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Participation Interests, and Finance Charge Receivables whenever created accrued in respect of such Principal Receivables, shall continue to be property of Issuer.

ARTICLE V

TERMINATION

Section 5.1    Termination of Agreement. This Agreement and the respective obligations and responsibilities of Issuer, Transferor and Servicer under this Agreement shall terminate on the Trust Termination Date.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1    Amendment; Waiver of Past Defaults.

(a)    This Agreement may be amended, modified or altered and any provision of this Agreement may be waived in writing from time to time by Transferor and Issuer, without the consent of any of Indenture Trustee or any Noteholder to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action shall not adversely affect in any material respect the interests of any of the Noteholders. Additionally, this Agreement may be amended, modified or altered for any other purpose and any provision of this Agreement may be waived in writing from time to time by Transferor and Issuer by a written instrument signed by each of them, without the consent of Indenture Trustee or any of the Noteholders; provided that (i) Transferor shall have delivered to Indenture Trustee and Owner Trustee an Officer’s Certificate, dated the date of any such action, stating that Transferor reasonably believes that such amendment will not have an Adverse Effect or (ii) the Rating Agency Condition shall have been satisfied with respect to any such action. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by Issuer at the direction of Transferor without the consent of Indenture Trustee or any of the Noteholders or Enhancement Providers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of Issuer to avoid the imposition of state or local income or franchise taxes imposed on Issuer’s property or its income; provided, however, that (A) Transferor delivers to Indenture Trustee and Owner Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this Section and (B) such amendment does not affect the rights, duties or obligations of Indenture Trustee or Owner Trustee hereunder. The amendments which Transferor may make without the consent of Noteholders or Enhancement Providers pursuant to the preceding sentence may include the addition of a Transferor.

(b)    This Agreement may also be amended, modified or altered and any provision of this Agreement may be waived in writing from time to time by Transferor and Issuer, with the consent of the Noteholders holding more than 50% of the Outstanding principal amount of the Notes of each Series affected thereby for which Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect; provided, however, that no such action shall (i) reduce the interest rate or principal amount of any Note or delay the final maturity date of any Note or the amount available under any Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder or (iii) reduce the aforesaid percentage required to consent to any such action without the consent of each Noteholder.

(c)    Promptly after the execution of any such amendment or waiver, Issuer shall furnish notification of the substance of such action to Indenture Trustee and each Noteholder, and Transferor shall furnish notification of the substance of such amendment to each Rating Agency and each Enhancement Provider.

(d)    It shall not be necessary for the consent of Noteholders under this Section 6.1 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as Indenture Trustee may prescribe.

(e)    Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 6.1.

(f)    Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee’s rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

Section 6.2    Protection of Right, Title and Interest to Issuer.

(a)    Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering Indenture Trustee’s and Issuer’s right, title and interest in the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve, perfect and protect the right, title and interest of Indenture Trustee, Noteholders and Issuer hereunder to all property comprising the Trust Assets. Transferor shall deliver to Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Transferor shall cooperate fully with Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b)    Transferor shall at all times be organized under the laws of a jurisdiction located within the United States.

Section 6.3    GOVERNING LAW; Waiver of Jury Trial.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)    Each of the parties hereto hereby irrevocably and unconditionally, to the extent permitted by applicable law, irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 6.4    Notices; Payments.

(a)    All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of Transferor, to Comenity Capital Credit Company, LLC, 12921 South Vista Station Blvd., Suite 400, Draper, Utah 84020, Attention: President and (ii) in the case of Issuer or Owner Trustee, to the Corporate Trust Office, Attn: Institutional Trust Services, with a copy to the Administrator, (iii) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series, and (iv) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

(b)    Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice.

Section 6.5    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement or of the Notes or the rights of the Noteholders.

Section 6.6    Further Assurances. Transferor agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Owner Trustee and Indenture Trustee more fully to effect the purposes of this Agreement, including the authorization of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

Section 6.7    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Owner Trustee, Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 6.8    Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

Section 6.9    Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, Owner Trustee, Indenture Trustee, the Noteholders, and any Enhancement Provider. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 6.10    Actions by Noteholders.

(a)    Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b)    Any Notice, request, authorization, direction, consent, waiver or other act by the Noteholder shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by Issuer, Owner Trustee, Transferor or Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 6.11    Rule 144A Information. For so long as any of the Notes of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of Transferor, Owner Trustee, Indenture Trustee and any Enhancement Provider agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 6.12    Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 6.13    No Bankruptcy Petition. Each of Issuer (with respect to Transferor only), each Holder of a Supplemental Interest and Transferor (with respect to Issuer only) severally and not jointly, hereby covenants and agrees that it will not at any time institute against, solicit or join or cooperate with or encourage any institution against Issuer or Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law. Nothing in this Section 6.13 shall preclude, or be deemed to estop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (i) any case or proceeding with respect to Issuer or Transferor voluntarily filed or commenced by or on behalf of Issuer or Transferor, respectively, under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to Issuer or Transferor, as applicable under or pursuant to any such law, which involuntary use was not commenced by any of the foregoing Persons.

Section 6.14    Rights of Indenture Trustee. Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Indenture.

Section 6.15    Rights of Owner Trustee. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose of binding only the Issuer, as the case may be, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations or warranties made by the Owner Trustee or the Issuer in this Agreement and (d) under no circumstances shall BNY Mellon Trust of Delaware, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

IN WITNESS WHEREOF, Transferor and Issuer have caused this Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.

COMENITY CAPITAL CREDIT COMPANY,
LLC, as Transferor

By: /s/ Michael
Name: Michael Blackham
Title: Treasurer

COMENITY CAPITAL ASSET
SECURITIZATION TRUST, Issuer

By: BNY Mellon Trust of Delaware, not in its
individual capacity but solely as Owner
Trustee on behalf of Issuer

By: /s/ Kevin J. Randle
Name: Kevin J. Randle
Title: Vice President

Acknowledged and Accepted:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Indenture Trustee

By: /s/ Mark Esposito
Name: Mark Esposito
Title: Vice President